UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 19, 2025

PERMIAN BASIN ROYALTY TRUST

(Exact name of Registrant as Specified in Its Charter)

Texas	1-8033	75-6280532
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Argent Trust Company 3838 Oak Lawn Ave. Suite 1720
Dallas, Texas		75219
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 855 588-7839

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units of Beneficial Interest	PBT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 19, 2025, Argent Trust Company, as trustee (“Trustee”) of Permian Basin Royalty Trust (the “Trust”), entered into a settlement agreement and release (the “Settlement Agreement”) in connection with its lawsuit against Blackbeard Operating, LLC (“Blackbeard”), the operator of the of properties in the Waddell Ranch, in Crane County, Texas, in which the Trust holds a 75% net overriding royalty. Pursuant to the lawsuit, the Trustee had sought to recover more than $9 million in damages it alleged resulted from Blackbeard’s failure to properly calculate and pay royalties due and owing to the Trust.

Pursuant to the Settlement Agreement, Blackbeard has agreed to pay the Trust $9,000,000, of which $4,500,000 will be paid to the Trust within 30 days, and the remainder of which will be paid in four equal installments of $1,125,000 quarterly during the 2026 calendar year.

Additionally, the Settlement Agreement established the overhead rate that may be charged to the Trust and permits Blackbeard to pass through third-party charges for salt water disposal and gathering and transportation, and charge technical labor on reservoir engineers using an agreed allocation methodology against the net overriding royalty. The parties also agreed that the Trust would not make future claims for lost volumes in the case of ordinary line loss (as defined by third party purchase agreements with purchasers). The Trust will have the option to conduct annual site audits, at its expense. The Settlement Agreement also set forth agreed reporting that Blackbeard will provide the Trustee going forward.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01 Other Events.

On August 19, 2025, the Trust issued a press release announcing that the Trustee entered into the Settlement Agreement.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Settlement Agreement and Release dated August 19, 2025, by and between Argent Trust Company, as Trustee of the Permian Basin Royalty Trust, and Blackbeard Operating, LLC
99.1	Press Release dated August 19, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERMIAN BASIN ROYALTY TRUST

	By:	ARGENT TRUST COMPANY, TRUSTEE

	By:	/s/ Jana Egeler
Date: August 19, 2025		Jana Egeler Vice President and Trust Administrator